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                                                          Exhibit 99

                                   ISCO, INC.
                   DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

 1. PURPOSE. The purpose of the Directors' Deferred Stock Compensation Plan (the "Plan") of Isco, Inc. (the "Company") is to attract and retain the services of competent, dedicated directors by permitting them to defer receipt of certain cash fees, to receive such fees in the form of Stock of the Company after termination of their service as directors, and to acquire thereby a greater stake in the long-term growth and earnings of the Company.

 2. DEFINITIONS. Whenever used in this Plan, the following capitalized terms shall mean the following:

"Act" shall mean the Securities Act of 1933, as amended.

"Beneficiary" shall mean the person(s) to receive the Stock following a Participant's death, as most recently designated by the Participant in a written instrument delivered to the Controller of the Company or, absent such designation, the Participant's estate. If more than one person is named as Beneficiary, distributions shall be made pro rata to such persons, except when otherwise indicated by the Participant.

"Deferred Stock Unit" shall mean an unsecured, unfunded right to receive from the Company one share of Stock, subject to the conditions contained in the Plan.

"Director's Fees" shall mean for any period the sum of the amounts payable to an Eligible Director as a retainer for serving as a director in that period, as fees for attendance at regular or special meetings of the Board of Directors or any committee of the Board for that period, and for services performed as corporate secretary. For this purpose, the amount payable for the annual retainer and for corporate secretary's services shall be deemed earned in equal monthly increments.

"Distribution Date" shall mean the first business day on or after the date upon which the Participant ceases to be a director of the Company.

"Eligible Director" shall mean any member of the Board of Directors of the Company, whether or not a full-time, salaried employee of the Company or any of its affiliates or subsidiaries.

"Participant" shall mean any Eligible Director who has elected, in accordance with paragraph 4 below, to participate in this Plan.

"Plan Year" shall mean the fiscal year of the Company, except that the initial Plan Year shall commence January 1, 1996, and end July 26, 1996.

"Stock" shall mean the Common Stock, par value $0.10 per share, of the Company.


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 3.  ADMINISTRATION.  The Plan shall be administered by the Controller of the
Company. The interpretation and construction by the Controller shall be final. The Controller shall not be liable for any action or determination made in good faith with respect to the Plan.

 4. PARTICIPATION. To participate in the Plan for any Plan Year, an Eligible Director must elect to do so by completing the election form attached as EXHIBIT "A" and delivering it to the Controller prior to the beginning of that Plan Year. An Eligible Director who assumes office during a Plan Year may elect to participate in the Plan for the remaining fiscal quarter(s) of that Plan Year by filing a completed election form with the Controller prior to the first day of the next full fiscal quarter. Once made, an election to participate in the Plan shall continue to be effective for each successive Plan Year until terminated as provided herein. The Participant shall have no right to receive any Director's Fees for any Plan Year for which his election to participate in the Plan is in effect, regardless of any subsequent termination of his participation in the Plan, except as distributions provided for under the Plan. A Participant may elect to terminate his participation by written notice to the Controller, effective for the first Plan Year beginning following receipt of the notice by the Controller. A Participant who terminates his participation effective for any Plan Year may participate in the Plan for later Plan Year(s) by making the above-described election.

 5. DEFERRED STOCK UNITS. Deferred Stock Units shall be credited to the account of each Participant automatically as of the last day of each fiscal quarter of the Plan Year, except that (i) for the initial Plan Year, the date shall be the last day of the second fiscal quarter, and (ii) if the Participant ceases to be a director of the Company, the date of cessation shall be the Distribution Date. The number of Deferred Stock Units credited shall be determined, as to each Participant as follows: 35 Deferred Stock Units for each Board and committee meeting actually attended (in person or through electronic communication); 240 Deferred Stock Units for the annual Board retainer; and 250 Deferred Stock Units annually for serving as the corporate secretary of the Board. No additional contributions to any Participant's account may be made, but the account may be adjusted as provided in paragraphs 7 and 8 below. The Controller shall prepare and send to each Participant a statement of his account as of the end of each Plan Year, as soon as practicable after that date.

 6. PAYMENT OF DEFERRED STOCK UNITS. No Participant shall have any right to receive a distribution until the Distribution Date. The distribution shall be made solely in shares of Stock and shall consist of one share of Stock for each Deferred Stock Unit (rounded up to the next whole number for any fractional Deferred Stock Unit) in the Participant's account. Distribution of the shares of Stock shall be to the Participant, if living then; otherwise, the shares shall be distributed to the Beneficiary.

 7. CASH DIVIDENDS. In the event of any cash dividends paid by the Company on the Stock, each Participant's account shall be adjusted as of the payment date


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for the dividend by adding to his account the number of Deferred Stock Units
(whole or fractional) equal to the quotient of (i) of the dividend that would have been payable on the Stock that would have been distributed, if the account had been distributed immediately prior to the record date of the dividend, divided by (ii) $10.00 per share.

 8. CHANGES IN STOCK. In the event of a stock dividend, split-up or combination of shares, recapitalization, or merger in which the Company is the surviving corporation or other similar capital change (other than a transaction in which the stockholders of the Company exchange their shares of stock in the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Deferred Stock Units may be credited under the Plan. A corresponding adjustment shall likewise be made changing the number or kind of shares distributable upon Deferred Stock Units credited to accounts, but upon which no shares of Stock have been distributed prior to such change. In the event of a consolidation, merger, or other reorganization in which the Company is not the surviving corporation, or any other such transaction in which the stockholders of the Company exchange their shares of stock in the Company, or in the event of complete liquidation of the Company, or in the case of a tender offer recommended by the Board of Directors, each participant shall be entitled to receive the consideration he would have been entitled to had his account been distributed immediately prior to the effective date of any such event.

 9. EFFECTIVE DATE. The Plan shall be effective beginning January 1, 1996, subject to approval before December 31, 1995, by the holders of a majority of the Company's outstanding common stock. The Plan shall be submitted for approval at the 1995 annual meeting of stockholders. Until the Plan is approved by the Company's stockholders as required above, all Deferred Stock Units shall be credited subject to such approval and no distribution of Stock shall be made on any Participant's account. If not approved as required above, the Plan shall be void and all Directors' Fees deferred shall be promptly disbursed in cash to each Participant or his Beneficiary.

10. SHARES SUBJECT TO PLAN. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in paragraph 8 above, shall be 50,000 shares of Stock. Shares distributed pursuant to the Plan may be authorized and unissued shares or treasury shares, or both.

11. COMPLIANCE WITH SECURITIES LAWS. The Company shall cause to be filed and maintained an effective Registration Statement on Form S-8, or a comparable successor form, to register the shares issuable pursuant to this Plan under the Act for so long as the Company is eligible to do so, and it shall do all acts required under applicable state securities laws to permit the issuance of the shares in compliance with those laws; PROVIDED, that the Company shall not be required to register or maintain any registration of the shares under the Act or state securities laws if the expense of doing so becomes substantially greater than would be required for similar actions as of the date hereof and provided


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further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not so subject. If the Stock is listed upon any stock exchange when shares of Stock are issued pursuant of this Plan, the Company shall take all action necessary to comply with the requirements of such exchange relating to the issuance of those shares. Shares of Stock may be issued with respect to any Deferred Stock Units credited under the Plan only if the issuance and delivery of those shares shall comply with all relevant provisions of state and federal law including, without limitation, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each recipient shall consent to the imposition of a legend on the certificate representing the shares of Stock distributed, restricting their transferability as required by law or by this Plan.

12. UNITS NOT TRANSFERABLE. Deferred Stock Units credited pursuant to this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, and no rights under this Plan may be exercised during an Eligible Director's lifetime except by him or his guardian or legal representative.

13. NO STOCKHOLDER RIGHTS; NO TRUST. No Participant shall have any rights as a stockholder with respect to Deferred Stock Units credited to his account. Nothing in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive Stock from the Company under this Plan, that right shall be no greater than the right of any unsecured general creditor of the Company.

14. TERMINATION AND AMENDMENT OF PLAN. The Plan shall continue until terminated by the Board of Directors. No Deferred Stock Units shall be credited under the Plan after the Plan is terminated (except for adjustments as provided in paragraph 7 and 8 above), but Stock may be distributed after that date as provided in paragraph 6 above. The Plan may, at six-month intervals only, unless necessary to comply with Internal Revenue Code requirements, be terminated, modified, or amended by the Board of Directors except that without stockholder approval the Board may not modify or amend the Plan so as to: (a) increase the maximum aggregate number of shares available under this Plan, except as permitted under paragraph 8 above; (b) increase the payments receivable in respect of Deferred Stock Units credited under the Plan except as permitted under paragraph 8 above; or (c) change the designation of the persons eligible to receive shares under the Plan. The amendment, suspension, or termination of the Plan shall not alter or impair any Participant's rights under the Plan prior to such amendment, suspension, or termination, without the consent of the Participant.


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15.  NOTICES.  Any notice under the Plan shall be in writing and shall be effective when received. Notices to the Participants, and the certificates for shares issued under the Plan, shall be sent to the applicable address indicated on the most recently filed election to participate in the Plan, or on the most recent written notice by the Participant subsequently delivered to the Controller. Notices shall be sent to the Controller of the Company, Isco, Inc., 4700 Superior Street, Lincoln, NE 68504-1398.

16. MISCELLANEOUS. Nothing in the Plan shall confer upon any Eligible Director any right to be retained as a director. As used in the Plan, words in the singular include the plural, and the masculine includes the feminine gender, as appropriate.

IN WITNESS WHEREOF, this Directors' Deferred Stock Compensation Plan is executed on behalf of the Company as of January 1, 1996.


ATTEST:                                 ISCO, INC.




By: /s/Dale L. Young                    By: /s/Douglas M. Grant
   --------------------------------        -----------------------------------
       Dale L. Young, Secretary                Douglas M. Grant, President


THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


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                                   EXHIBIT "A"


                                    ELECTION

To:  Controller
     Isco, Inc.
     Lincoln, Nebraska

     I hereby elect to participate in, and agree to be bound by the terms and conditions of, the Isco, Inc. Directors' Deferred Stock Compensation Plan (the "Plan"), a copy of which is attached hereto. I understand the Plan is unfunded and that this election shall be effective for the next Plan Year (as defined in the Plan) and for each successive Plan Year until my participation is terminated as provided in the Plan.

     In the event of my death, I hereby designate as my Beneficiary (as defined in the Plan) to receive distributions of my account in accordance with the terms of the Plan, the following person(s):



-----------------------------------     --------------------------------------
Name                                    Name


-----------------------------------     --------------------------------------
Address                                 Address


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City             State       Zip        City                  State        Zip


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Witness                      Date       Director                          Date


                                        --------------------------------------
                                        Address


                                        --------------------------------------
                                        City                  State       Zip

RECEIPT ACKNOWLEDGED:

Isco, Inc.


By:
      --------------------------------
Date:
      --------------------------------


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